Exhibit 10.6

EXECUTION VERSION

LOCKUP AGREEMENT

THIS LOCKUP AGREEMENT (this “Agreement”) is made and entered into as of May 21, 2013, by and among EveryWare Global, Inc. f/k/a ROI Acquisition Corp., a Delaware corporation (“Parent”), Monomoy Capital Partners, L.P., a Delaware limited partnership (“Fund I”), MCP Supplemental Fund, L.P., a Delaware limited partnership, Monomoy Executive Co-Investment Fund, L.P., a Delaware limited partnership, Monomoy Capital Partners II, L.P., a Delaware limited partnership (“Fund II”), MCP Supplemental Fund II, L.P., a Delaware limited partnership (collectively, the “MCP Funds”), and Fund I and Fund II, together as the Stockholders’ Representative (together the “Stockholders’ Representative”), on behalf of certain other holders of Company Common Stock named on the Schedule of Sellers attached hereto (together with the MCP Funds, collectively referred to hereinafter as the “Sellers”). Each capitalized term used, but not otherwise defined, herein has the respective meaning ascribed to such term in the Business Combination Agreement and Plan of Merger, dated as of January 31, 2013, by and among Parent, EveryWare Global, Inc., a Delaware corporation, and the other parties thereto (the “Merger Agreement”).

In connection with the consummation of the transactions contemplated by the Merger Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, each of the MCP Funds for themselves and Fund I and Fund II for the other Sellers as Stockholders’ Representative and Parent hereby agree as follows:

1. The execution and delivery of this Agreement is a condition to the performance of the Parties’ obligations under the Merger Agreement, including the delivery of the shares of Parent Common Stock issued to the Sellers pursuant thereto (the “Shares”).

2. Each of the MCP Funds for themselves and Fund I and Fund II for the other Sellers as Stockholders’ Representative hereby acknowledges and agrees that during the Lockup Period (as defined below), it shall not (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any portion of the Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any such transaction is to be settled by delivery of Shares or such other securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B). As used herein, the term “Lockup Period” means the period beginning on the Closing Date and ending on the earlier of the date: (a) that is 180 days following the Closing Date, (b) the last sales price of Parent Common Stock equals or exceeds $12.50 per share (as the same may be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 90 days after the Closing Date, and (c) Parent consummates a liquidation, merger, stock exchange or other similar transaction that results in all of the holders of Parent Common Stock having the right to exchange their shares of Parent Common Stock for cash, securities or other property.

3. Notwithstanding the provisions of paragraph 2, above, each Seller may transfer any or all of its Shares:

(a) to the officers or directors of Parent or family members of any of Parent’s officers or directors, or any Affiliate of such Seller;

(b) by gift or other transfer to a member of a Seller’s immediate family or to a trust, corporation, partnership or limited liability company established for estate planning purposes, the beneficiaries, stockholders, partners or members of which are members of such Seller’s immediate family or a charitable organization;

(c) by virtue of laws of descent and distribution upon the death of such Seller;

(d) pursuant to a qualified domestic relations order; or

(e) to any partner, stockholder, or member of such Seller;

provided, however, that, in the case of clauses (a) through (e), such permitted transferee(s) becomes bound by the transfer restrictions and forfeiture provisions contained herein.

4. Each of the MCP Funds for themselves and Fund I and Fund II for the other Sellers as Stockholders’ Representative hereby represents and warrants to Parent that it has full power and authority to enter into this Agreement.

5. Each of the MCP Funds for themselves and Fund I and Fund II for the other Sellers as Stockholders’ Representative acknowledges and agrees that, in the event the trading price of the Parent Common Stock does not exceed certain price targets subsequent to the Closing, the Sellers shall forfeit any and all rights to that portion of the Shares which are issued at the Closing as part of the Aggregate Earnout Stock Consideration (but for the avoidance of doubt, not any such shares of Parent Common Stock which are issued at the Closing as part of the Aggregate Stock Consideration), which forfeiture shall be effected by Parent redeeming such shares from the Sellers for nominal consideration, as set forth below:

(a) in the event the last sale price of the Parent Common Stock does not equal or exceed $11.00 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30 trading day period on or prior to the fifth (5th) anniversary of the Closing, each Seller shall forfeit any and all rights to its pro rata portion (as amongst the Sellers and their permitted transferees) of 1,000,000 of the Shares issued at the Closing as part of the Aggregate Earnout Stock Consideration;

(b) in the event the last sale price of the Parent Common Stock does not equal or exceed $12.50 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30 trading day period on or prior to the fifth (5th) anniversary of the Closing, each Seller shall forfeit any and all rights to its pro rata portion (as amongst the Sellers and their permitted transferees) of 1,250,000 of the Shares issued at the Closing as part of the Aggregate Earnout Stock Consideration; and

(c) in the event the last sale price of the Parent Common Stock does not equal or exceed $15.00 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30 trading day period on or prior to the fifth (5th) anniversary of the Closing, each Seller shall forfeit any and all rights to its pro rata portion (as amongst the Sellers and their permitted transferees) of 1,250,000 of the Shares issued at the Closing as part of the Aggregate Earnout Stock Consideration.

Parent will cause each of the certificates evidencing the Shares to be legended with the applicable transfer restrictions.

6. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

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7. No party hereto may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on each party’s respective successors, heirs, personal representatives and assigns.

8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that· would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the federal and state courts of New York County in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

9. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, or by electronic or facsimile transmission, to the address or facsimile number indicated on the books and records of Parent or such other address as a party shall subsequently provide.

10. This Agreement may not be amended without the approval of the Audit Committee of the Board of Directors of Parent.

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IN WITNESS WHEREOF, the parties have executed this Lockup Agreement on the date first written above.

EVERYWARE GLOBAL, INC. (F/K/A ROI ACQUISITION CORP.)

By:	/s/ Kerri Love

Name: Kerri Love
Its: Senior Vice President, General Counsel and Secretary

MONOMOY CAPITAL PARTNERS, L.P.

By:	Monomoy General Partner, L.P.
Its: General Partner

By:	Monomoy Ultimate GP, LLC
Its: General Partner

By:	/s/ Daniel Collin
Name: Daniel Collin
Its: Partner

as a tenant in common with:

MCP SUPPLEMENTAL FUND, L.P.

By:	Monomoy General Partner, L.P.
Its: General Partner

By:	Monomoy Ultimate GP, LLC
Its: General Partner

By:	/s/ Daniel Collin
Name: Daniel Collin
Its: Partner

and as a tenant in common with:

MONOMOY EXECUTIVE CO-INVESTMENT FUND, L.P.

By:	Monomoy General Partner, L.P.
Its: General Partner

By:	Monomoy Ultimate GP, LLC
Its: General Partner

By:	/s/ Daniel Collin
Name: Daniel Collin
Its: Partner

[Signature Page to Lockup Agreement]

MONOMOY CAPITAL PARTNERS II, L.P.

By:	Monomoy General Partner II, L.P.
Its: General Partner

By:	Monomoy Ultimate GP, LLC
Its: General Partner

By:	/s/ Daniel Collin
Name: Daniel Collin
Its: Partner

MCP SUPPLEMENTAL FUND II, L.P.

By:	Monomoy General Partner II, L.P.
Its: General Partner

By:	Monomoy Ultimate GP, LLC
Its: General Partner

By:	/s/ Daniel Collin
Name: Daniel Collin
Its: Partner

[Signature Page to Lockup Agreement]

STOCKHOLDERS’ REPRESENTATIVE

MONOMOY CAPITAL PARTNERS, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:	/s/ Daniel Collin

Name: Daniel Collin
Its: Partner

and

MONOMOY CAPITAL PARTNERS II, L.P.

By: Monomoy General Partner II, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:	/s/ Daniel Collin

Name: Daniel Collin
Its: Partner

[Signature Page to Lockup Agreement]

Schedule of Sellers

Name:	Address:

Monomoy Capital Partners, L.P.	c/o Monomoy Capital Partners 142 West 57th Street, 17th Floor New York, NY 10019

MCP Supplemental Fund, L.P.	c/o Monomoy Capital Partners 142 West 57th Street, 17th Floor New York, NY 10019

Monomoy Executive Co-Investment Fund, L.P.	c/o Monomoy Capital Partners 142 West 57th Street, 17th Floor New York, NY 10019

Monomoy Capital Partners II, L.P.	c/o Monomoy Capital Partners 142 West 57th Street, 17th Floor New York, NY 10019

MCP Supplemental Fund II, L.P.	c/o Monomoy Capital Partners 142 West 57th Street, 17th Floor New York, NY 10019

Management Holders:

Daniel G. Bender	8210 Garden Drive Pickerington, OH 43147

Michael J. Bohland	1913 Twin Sun Circle Walled Lake, MI 48390

Andrew Church	128 Lincklaen Street Cazenovia, NY 13032

Mark Eichhorn	1240 Redwood Drive Algonquin, IL 60102

Bert Filice	4618 Gwynedd Court Dublin, OH 43016

Brett Fulford	206 Cashmere Court Cranberry Twp, PA 16066

Mark Hedstrom	109 Bohyer Avenue Pataskala, OH 43062

Name:	Address:

Debbie Kidwell	9935 Kingfisher Court Thornville, OH 43076

William Krueger	19 Ironwood Lane Brentwood, TN 37027

Robert Ryder	7036 Franklin Road Mars, PA 16046

John Schroeder	68 Edgewood Drive Granville, OH 43023

John Sheppard	3303 South Omar Avenue Tampa, FL 33629

Nathan Smith	186 State Road Valencia, PA 16059

Joseph Sundberg	3735 North Paulina Street Chicago, IL 60613

Daniel J. Taylor	134 Golden Eagle Drive Venetia, PA 15367

Colin Walker	922 Whewell Trail Milton ON, Canada L9T8C7